Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated April 8, 2025, relating to the financial statements of Berto Acquisition Corp. as of December 31, 2024 and for the period from July 15, 2024 (inception) through December 31, 2024, appearing in the Registration Statement on Amendment No. 3 to Form S-1, File No. 333-286023.

/s/ WithumSmith+Brown, PC

New York, New York

April 29, 2025